Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2021 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.31 PER SHARE; DECLARES FIRST QUARTER 2022 DIVIDEND OF $0.30 PER SHARE; 39 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., February 24, 2022 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2021 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended December 31, 2021 was $17.6 million, or $0.31 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on December 31, 2021.

•

Net increase in net assets from operations for the quarter ended December 31, 2021 was $32.6 million, or $0.56 per share, compared to $10.9 million, or $0.19 per share for the quarter ended September 30, 2021. Net increase in net assets from operations for the year ended December 31, 2021 was $133.8 million, or $2.32 per share.

•	Net asset value per share was $14.36 at December 31, 2021 compared to $14.09 at September 30, 2021, an increase of 1.9%, and compared to $13.24 at December 31, 2020, an increase of 8.5%.

•

Total acquisitions during the quarter ended December 31, 2021 were $182.0 million and total dispositions were $115.0 million. Total acquisitions for the year ended December 31, 2021 were $757.1 million, compared to $460.2 million for the year ended December 31, 2020, an increase of 65%.

•	As of December 31, 2021, loans on non-accrual status represented 0.9% of the portfolio at fair value and 1.7% at cost.

•

In 2021, we issued a total of $325.0 million of 2.85% unsecured notes due February 2026 (the “2026 Notes”). Following this issuance, we successfully redeemed all $175.0 million of the 2022 Notes outstanding at a price equal to par plus a "make whole" premium, and accrued and unpaid interest. The 2022 Notes bore interest at an annual rate of 4.125%.

•	On February 24, 2022, our board of directors declared a first quarter dividend of $0.30 per share payable on March 31, 2022 to stockholders of record as of the close of business on March 17, 2022.

“We generated strong results in the fourth quarter and throughout 2021, as we identified a steady stream of compelling investment opportunities amid robust middle market activity,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “We remain disciplined in our investment approach, and our solid credit quality reflects this. We have been able to continually build and diversify the portfolio by capitalizing on our team’s more than two decades of experience in direct lending and the comprehensive BlackRock platform.  Our earnings demonstrate our consistent and attractive risk-reward proposition, and the efforts of our experienced team delivered excellent returns for our shareholders in 2021.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2021, our investment portfolio consisted of debt and equity positions in 115 portfolio companies with a total fair value of approximately $1.8 billion, 89% of which was senior secured debt. 75% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 11% of the portfolio. 95% of our debt investments were floating rate, 92% of which had interest rate floors.

As of December 31, 2021, the weighted average annual effective yield of our debt portfolio was approximately 9.2%(1) and the weighted average annual effective yield of our total portfolio was approximately 8.7%, compared with 9.4% and 8.8%, respectively, as of September 30, 2021. Debt investments in three portfolio companies were on non-accrual status as of December 31, 2021, representing 0.9% of the portfolio at fair value and 1.7% at cost.

During the three months ended December 31, 2021, we invested approximately $182.0 million, primarily in 19 investments, comprised of 11 new and 8 existing portfolio companies. Of these investments, $161.1 million, or 88.5% of total acquisitions, were in senior secured loans and $2.8 million, or 1.6% of total acquisitions, were in senior secured notes. The remaining $18.1 million (9.9% of total acquisitions) was comprised of equity investments, including $10.7 million in equity interests in portfolios of debt and lease assets. Additionally, we received approximately $115.1 million in proceeds from sales or repayments of investments during the three months ended December 31, 2021. New investments during the quarter had a weighted average effective yield of 9.2%. Investments we exited had a weighted average effective yield of 9.5%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of December 31, 2021, total assets were $1.9 billion, net assets were $829.5 million and net asset value per share was $14.36 per share, as compared to $1.8 billion, $814.2 million, and $14.09 per share, respectively, as of September 30, 2021.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2021 was approximately $39.6 million, or $0.69 per share. Investment income for the three months ended December 31, 2021 included $0.02 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.02 per share from recurring original issue discount and exit fee amortization, $0.04 per share from interest income paid in kind, and $0.02 per share of dividend income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2021 were approximately $21.9 million, or $0.38 per share, including interest and other debt expenses of $9.7 million, or $0.17 per share, and incentive compensation from net investment income of $3.7 million, or $0.06 per share. Excluding incentive compensation, interest and other debt expenses, annualized fourth quarter expenses were 4.2% of average net assets.

Net investment income for the three months ended December 31, 2021 was approximately $17.6 million, or $0.31 per share. Net unrealized gains for the three months ended December 31, 2021 were $21.4 million, or $0.37 per share, primarily driven by a $10.0 million unrealized gains on CORE Entertainment, $6.2 million reversal of previous unrealized losses from the sale of a portfolio of credit-linked notes administered by Credit Suisse, $5.0 million unrealized gains on Edmentum, partially offset by $3.2 million in unrealized losses from Avanti. Net realized losses for the three months ended December 31, 2021 were $6.5 million, or $0.11 per share, primarily driven by a $5.5 million loss from the sale of the portfolio of credit-linked notes administered by Credit Suisse. Net increase in net assets resulting from operations for the three months ended December 31, 2021 was $32.6 million, or $0.56 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2021, available liquidity was approximately $352.1 million, comprised of approximately $355.5 million in available capacity under our leverage program, $19.6 million in cash and cash equivalents, and $23.0 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2021 was 3.26%.

Total debt outstanding at December 31, 2021 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$154,479,544	$145,520,456	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	—	200,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,886,910	—	139,886,910
2024 Notes ($250 million par)	2024	3.900%		248,423,170	—	248,423,170
2026 Notes ($325 million par)	2026	2.850%		326,549,826	—	326,549,826
Total leverage				1,019,339,450	$355,520,456	$1,374,859,906
Unamortized issuance costs				(6,878,110)
Debt, net of unamortized issuance costs				$1,012,461,340

(1)	Except for the 2022 Convertible Notes, the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of December 31, 2021, $8.4 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $34.1 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)	Operating Facility includes a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements
(5)	Funding Facility II includes a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)	Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On February 17, 2022, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended December 31, 2021, no shares were repurchased.

RECENT DEVELOPMENTS

On February 24, 2022, our board of directors declared a first quarter dividend of $0.30 per share payable on March 31, 2022 to stockholders of record as of the close of business on March 17, 2022.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, February 24, 2022 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (844) 200-6205; international callers should dial (929) 526-1599. All participants should reference the access code 084035. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2021 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 3, 2022. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 971184.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2021	December 31, 2020

Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,637,897,868 and $1,473,322,720, respectively)	$1,638,843,507	$1,461,610,769
Non-controlled, affiliated investments (cost of $37,457,524 and $63,114,875, respectively)	97,207,404	68,927,182
Controlled investments (cost of $146,247,518 and $136,332,302, respectively)	105,087,211	99,026,531
Total investments (cost of $1,821,602,910 and $1,672,769,897, respectively)	1,841,138,122	1,629,564,482

Interest, dividends and fees receivable	20,061,104	15,571,648
Cash and cash equivalents	19,552,273	20,006,580
Receivable for investments sold	6,024,981	278,737
Deferred debt issuance costs	4,786,736	4,984,388
Prepaid expenses and other assets	2,666,111	1,581,320
Total assets	1,894,229,327	1,671,987,155

Liabilities
Debt (net of deferred issuance costs of $6,878,110 and $6,308,172, respectively)	1,012,461,340	850,016,199
Payable for investments purchased	28,994,390	33,275,348
Interest and debt related payables	10,863,683	9,886,085
Management fees payable	6,304,176	5,753,347
Incentive fees payable	3,742,443	5,020,794
Reimbursements due to the Advisor	942,094	1,344,756
Accrued expenses and other liabilities	1,464,565	1,704,048
Total liabilities	1,064,772,691	907,000,577

Net assets	$829,456,636	$764,986,578

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	$57,767	$57,767
Paid-in capital in excess of par	966,409,911	979,973,202
Distributable earnings (loss)	(137,011,042)	(215,044,391)
Total net assets	829,456,636	764,986,578
Total liabilities and net assets	$1,894,229,327	$1,671,987,155

Net assets per share	$14.36	$13.24

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2021	2020	2019
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$143,005,804	$141,433,940	$170,292,622
Non-controlled, affiliated investments	127,247	2,533,862	2,750,461
Controlled investments	6,678,789	6,378,826	5,034,138
PIK income:
Non-controlled, non-affiliated investments	5,839,520	7,554,503	10,108,553
Non-controlled, affiliated investments	—	3,757,086	3,398,235
Dividend income:
Non-controlled, non-affiliated investments	1,131,568	—	—
Non-controlled, affiliated investments	4,599,288	—	—
Controlled investments	2,110,976	2,473,865	2,392,274
Lease income:
Controlled investments	—	38,136	297,827
Other income:
Non-controlled, non-affiliated investments	449,021	4,660,979	891,805
Non-controlled, affiliated investments	1,163,495	3,272,529	—
Total investment income	165,105,708	172,103,726	195,165,915

Operating expenses
Interest and other debt expenses	40,988,760	41,237,035	46,398,795
Management fees	25,719,938	23,806,418	24,860,910
Incentive fees	17,726,879	15,314,201	20,307,759
Administrative expenses	1,851,420	2,159,788	2,338,624
Professional fees	1,715,244	1,841,097	1,756,480
Director fees	982,111	857,789	781,933
Insurance expense	615,901	700,321	591,728
Custody fees	325,239	413,533	410,852
Other operating expenses	2,637,102	2,551,562	2,860,741
Total operating expenses	92,562,594	88,881,744	100,307,822

Net investment income	72,543,114	83,221,982	94,858,093

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(2,257,955)	618,133	(56,955,163)
Non-controlled, affiliated investments	6,545,598	(6,260,913)	(19,671,886)
Controlled investments	—	129,950	—
Net realized gain (loss)	4,287,643	(5,512,830)	(76,627,049)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	13,083,276	(2,983,907)	(12,197,945)
Non-controlled, affiliated investments	53,937,566	44,680	20,927,521
Controlled investments	(3,854,536)	(958,524)	3,620,169
Net change in unrealized appreciation (depreciation)	63,166,306	(3,897,751)	12,349,745

Net realized and unrealized gain (loss)	67,453,949	(9,410,581)	(64,277,304)

Realized loss on extinguishment of debt	(6,206,289)	(2,436,913)	—

Net increase (decrease) in net assets resulting from operations	$133,790,774	$71,374,488	$30,580,789

Basic and diluted earnings (loss) per share	$2.32	$1.23	$0.52

Basic and diluted weighted average common shares outstanding	57,767,264	57,991,233	58,766,362

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2021, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com